     As filed with the Securities and Exchange Commission on June 26, 1997
                                        Registration Statement No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                            TITAN EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                     75-2671582
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

     500 WEST TEXAS, SUITE 500
           MIDLAND, TEXAS                                79701
(Address of principal executive offices)               (Zip Code)

                             --------------------
                                  OPTION PLAN
                            (Full title of the Plan)
                             --------------------

         Jack D. Hightower                            Copy to:
     President, Chief Executive                    Joe Dannenmaier
  Officer and Chairman of the Board               Thompson & Knight,
      Titan Exploration, Inc.                A Professional Corporation
     500 West Texas, Suite 500                   1700 Pacific Avenue
        Midland, Texas 79701                          Suite 3300
(Name and address of agent for service)           Dallas, Texas 75201
                                                     (214) 969-1700
          (915) 682-6612
  (Telephone number, including
  area code, of agent for service)

                             -------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
   Title of securities to     Amount to be     Proposed maximum offering       Proposed maximum              Amount of
             be              registered(1)        price per share(2)          aggregate offering          registration fee
         registered                                                                price(2)
----------------------------------------------------------------------------------------------------------------------------
  Common Stock par value       3,631,350                $2.08                    $7,553,208                   $2,289
  $.01 per share  . . . .        shares
============================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, containing the consolidated financial statements of the Company and its subsidiaries and certain supplementary data for the fiscal year ended December 31, 1996, together with the report thereon of KPMG Peat Marwick LLP, independent public accountants.

      (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

      (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Registration Statement No. 000-21843), including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.     Description of Securities.

      Not applicable.


Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.


Item 6.     Indemnification of Directors and Officers.

      The General Corporation Law of the State of Delaware (the "DGCL") permits the Registrant and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Registrant or in an action by stockholders of the Registrant.

      The Registrant's Certificate of Incorporation eliminates the liability of directors to stockholders or the Registrant for monetary damages arising out of the directors' breach of their fiduciary duty of care. The Certificate of Incorporation also authorizes the Registrant to indemnify its directors, officers, incorporators, employees, and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee or agent of the Registrant. In addition, the Registrant's Certificate of Incorporation permits the Registrant to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the DGCL.

      The foregoing summaries are necessarily subject to the text of the statute, bylaws, and certificate of incorporation referenced above and are qualified in their entirety by reference thereto.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.


Item 8.     Exhibits.

      The following documents are filed as exhibits to this Registration
Statement:

            4.1 Option Plan (filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-14029) and incorporated herein by reference.

            5.1   Opinion of Thompson & Knight, A Professional Corporation.

            23.1 Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson & Knight, P.C. filed herewith as Exhibit 5.1).

            23.2  Consent of KPMG Peat Marwick LLP.

            24.1 Power of Attorney (included on signature page of this Registration Statement).


Item 9.     Undertakings.

      The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland and State of Texas on the 25th day of June, 1997.

                                            TITAN EXPLORATION, INC.


                                            By:       /s/ Jack D. Hightower
                                                  -----------------------------
                                                  Jack D. Hightower, President
                                                  Chief Executive Officer
                                                  and Chairman of the Board


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Titan Exploration, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Jack D. Hightower and William K. White, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                           TITLE                       DATE
          ---------                           -----                       ----
    /s/ Jack D. Hightower          President, Chief Executive        June 25, 1997
--------------------------------
      Jack D. Hightower            Officer and Chairman of
                                   the Board (principal
                                   executive officer)

     /s/ William K. White          Vice President, Finance           June 25, 1997
--------------------------------
       William K. White            and Chief Financial
                                   Officer (principal
                                   financial and accounting
                                   officer)

     /s/ George G. Staley          Executive Vice President,         June 25, 1997
--------------------------------
       George G. Staley            Exploration and Director


      /s/ David R. Albin           Director                          June 25, 1997
--------------------------------
        David R. Albin

     /s/ Kenneth A. Hersh          Director                          June 25, 1997
--------------------------------
       Kenneth A. Hersh

  /s/ William J. Vaughn, Jr.       Director                          June 25, 1997
--------------------------------
    William J. Vaughn, Jr.

                               INDEX TO EXHIBITS

Exhibit Number                                           Exhibit
--------------                                           -------
      4.1               Option Plan (filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1
                        (Registration Statement No. 333-14029) and incorporated herein by reference.

      5.1               Opinion of Thompson & Knight, A Professional Corporation.

      23.1              Consent of Thompson & Knight, A Professional Corporation (included in the opinion of Thompson &
                        Knight, P.C. filed herewith as Exhibit 5.1).

      23.2              Consent of KPMG Peat Marwick LLP.

      24.1              Power of Attorney (included on signature page of this Registration Statement).